UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2018

ROCKWELL MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Michigan	000-23661	38-3317208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30142 Wixom Road, Wixom, Michigan 48393

(Address of principal executive offices, including zip code)

(248) 960-9009

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Approval of Increased Compensation for Independent Directors

On March 16, 2018 and effective as of March 19, 2018, the Board of Directors (the “Board”) of Rockwell Medical, Inc. (the “Company”), based on the recommendation of the Compensation Committee of the Board (the “Compensation Committee”), modified the compensation of the independent directors of the Board as described below:

•                  Independent director base compensation shall be $175,000 per year, consisting of $60,000 in cash and $115,000 in stock options;

•                  Independent directors who are members of a committee (and not the chair) shall receive the following yearly fees for service on each committee payable in the form of stock options: Compensation Committee ($7,500); Audit Committee ($12,000); and Governance and Nominating Committee ($5,000);

•                  The chair of each committee shall receive a yearly fee payable in the form of stock options as follows: Compensation Committee ($15,000); Audit Committee ($20,000); and Governance and Nominating Committee ($10,000); and

•                  The Chairman of the Board shall receive a yearly fee of $50,000 payable in the form of stock options.

As a result of the foregoing, effective as of March 19, 2018, each independent director received a grant of contingent stock options to acquire the following number of shares of the Company’s common stock as described below:

•                  Mr. Wolin: 52,501 shares;

•                  Mr. Cooper: 39,838 shares;

•                  Ms. Smith: 38,985 shares;

•                  Mr. Ravich: 38,416 shares;

•                  Ms. Colleran: 36,281 shares;

•                  Mr. Boyd: 36,139 shares; and

•                  Mr. Bagley: 32,724 shares.

The exercise price per share for the contingent stock options is $5.75, reflecting the closing sale price of the Company’s common stock on March 19, 2018.  All option grants are expressly contingent upon the Company’s shareholders approving the 2018 Rockwell Medical, Inc. Long Term Incentive Plan at the Company’s 2018 Annual Meeting of Shareholders.  The contingent stock options will otherwise vest one year from the date of grant if the director continues to then-serve on the Board, though the Compensation Committee shall have the discretion to accelerate such vesting, and the right to exercise each option would extend for the 10-year life of the option.

Additionally, the Board and the Compensation Committee also decided to grant cash compensation to Mr. Bagley, Mr. Boyd, Mr. Ravich, Ms. Smith to compensate them for previously unpaid 2017 director fees in accordance with the Company’s then-existing independent director compensation program.  Mr. Ravich received cash in the amount of $52,500 and Mr. Bagley, Mr. Boyd and Ms. Smith each received cash in the amount of $34,140.

The foregoing summary does not purport to be a complete description of the terms of the contingent stock options and is qualified in its entirety by reference to the full text of the Form of Contingent Option Award Agreement for Directors (2018 Plan), a copy of which is attached hereto as Exhibit 10.76.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.                              The following exhibits are being filed herewith:

EXHIBIT INDEX

Exhibit No.	Description

10.76	Form of Contingent Option Agreement for Directors (2018 Plan)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL MEDICAL, INC.

Date: March 21, 2018	By:	/s/ Thomas E. Klema
Thomas E. Klema
Vice President, Chief Financial Officer, Treasurer and Secretary